HAWKINS, ASH, BAPTIE & COMPANY, LLP

       CERTIFIED PUBLIC ACCOUNTANTS  *   MANAGEMENT CONSULTANTS







                   CONSENT OF INDEPENDENT AUDITORS







We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC Registration Numbers 33-48665 and 333-11731) of The Manitowoc Company, Inc. of our report dated May 15, 2001, relating to the financial statements of The Manitowoc
Company, Inc. RSVP Profit Sharing Plan, which appears in this Form 11-K.



/s/ Hawkins, Ash, Baptie & Company, LLP
Manitowoc, Wisconsin
June 25, 2001